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                                                                    EXHIBIT 21.1


             SUBSIDIARIES OF VISTEON CORPORATION AS OF MAY 15, 2000*

Organization                                                           Jurisdiction
------------                                                           ------------
Atlantic Automotive Components, LLC                                    Delaware, U.S.A.
Visteon Climate Control Systems Limited                                Delaware, U.S.A
Visteon Canada, Inc.                                                   Canada
Visteon Global Technologies, Inc.                                      Michigan, U.S.A.
Visteon International Holdings, Inc.                                   Delaware, U.S.A.
     Autopal s.r.o.                                                    Czech Republic
     Brasil Holdings Ltda.                                             Brazil
         Visteon Sistemas Automotivos Ltda.                            Brazil
              Visteon Brazil Trading Co.                               Bermuda
     Duck Yang Industy Company Limited                                 Korea
     Halla Climate Control Corporation                                 Korea
     Naldec Corp.                                                      Japan
     Shanghai Fudian Automotive Electronics Company, Ltd.              China
     Visteon Ardennes Industries, SA                                   France
     Visteon Asia-Pacific, Inc.                                        Japan
     Visteon Automotive Holdings, LLC                                  Delaware, U.S.A.
         Grupo Visteon SRL                                             Mexico
              Altec Electronica Chihuahua SA de CV                     Mexico
              Autovidrio SA de CV                                      Mexico
              Carplastic SA de CV                                      Mexico
              Climate Systems Mexicana SA de CV                        Mexico
              Coclisa SA de CV                                         Mexico
              Lamosa SA de CV                                          Mexico
     Visteon Automotive Systems India Private Limited                  India
     Visteon Caribbean, Inc.                                           Puerto Rico
     Visteon European Holdings Corporation                             Delaware, U.S.A.
         Visteon Holdings Espana, SI                                   Spain
              Cadiz Electronica SA                                     Spain
              Visteon Centro, SA                                       Spain
         Visteon Holdings France SAS                                   France
              Visteon Holdings Italia SRL                              Italy
              Visteon Interior Holdings France, SAS                    France
                  Visteon Interior Systems France, SA                  France
     Visteon Hungary Kft.                                              Hungary
     Visteon Philippines, Inc.                                         Philippines
     Visteon Poland S.A.                                               Poland
     Visteon Portugesa Ltd.                                            Bermuda/Portugal
     Visteon Powertrain Control Systems India Private Limited          India
     Visteon (Thailand) Co. Limited                                    Thailand
     Visteon UK Limited                                                UK
     Visteon Verwaltungs GmbH                                          Germany
         Visteon Deutschland GmbH                                      Germany
Visteon LA Holdings Corp.                                              Delaware, U.S.A.
Visteon Systems, LLC                                                   Delaware, U.S.A.
     Visteon AC Holdings Corp.                                         Delaware, U.S.A.

10 Other U.S. Subsidiaries
19 Other Non-U.S. Subsidiaries

* Subsidiaries not shown by name in the above list, if considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary.